Exhibit (8)(c)(11):  Fourth Amendment to the Participation Agreement among
                     Variable Insurance Products Fund, Fidelity Distributors Corporation and United of Omaha Life Insurance Company.

                   FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

United of Omaha Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated February 1, 1994, as amended, by doing the following:

1. Deleting Schedule A in its entirety and replacing it with the attached amended Schedule A.

2. Deleting Schedule C in its entirety and replacing it with the attached amended Schedule C.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of November 22, 2002.

UNITED OF OMAHA LIFE INSURANCE COMPANY


By:      /s/ Richard A. Witt
       --------------------------------
Name:    Richard A. Witt
       --------------------------------
Title:   Executive Vice President
       --------------------------------

VARIABLE INSURANCE PRODUCTS FUND


By:      /s/ Maria Dwyer
       --------------------------------
Name:    Maria Dwyer
       --------------------------------
Title:   Treasurer
       --------------------------------

FIDELITY DISTRIBUTORS CORPORATION


By:      /s/ Don Holborn
       --------------------------------
Name:    Don Holborn
       --------------------------------
Title:   Executive Vice President
       --------------------------------

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and     Policy Form Numbers
 Date Established by Board       of Contracts Funded
      of Directors               By Separate Account      Designated Portfolios
----------------------------    ---------------------    -----------------------

United of Omaha                      0616L-0194          Asset Manager Portfolio
Separate Account C (12-1-93)         6090L-0595          Contrafund Portfolio
(variable annuities)                 6500L-0898          Equity Income Portfolio
                                     6880L-1101          Index 500 Portfolio
                                     6980L-1002          Mid Cap Service
                                                         Portfolio

United of Omaha                      6347L-0697          Asset Manager Portfolio
Separate Account B (8-27-96)         6387L-1197          Contrafund Portfolio
(variable life)                                          Equity Income Portfolio
                                                         Index 500 Portfolio
                                                         Mid Cap Service
                                                         Portfolio

                                   Schedule C
                                   ----------

Sponsors of other investment companies currently available under variable annuities issued by the Companies through any Account shown in Schedule A:

Alger, Deutsche, Federated, MFS, Morgan Stanley, Pioneer, Scudder, T. Rowe
Price.